UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       April 1, 2016

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 1, 2016, the Company entered into Salary Continuation Agreements with Mr. Richard L. Belstock, Executive Vice President and Chief Financial Officer of the Registrant and Plumas Bank, Mr. Kerry D. Wilson, Executive Vice President and Chief Credit Officer of Plumas Bank and Ms. BJ North, Executive Vice President of Retail Banking, Marketing and Commercial Lending of Plumas Bank. The purpose of the salary continuation agreement is to provide special incentive to the executive to continue employment with the Company on a long-term basis. The agreement for Mr. Belstock will provide him with salary continuation benefits of up to $54,000 per year for 10 years after continuous employment through March 31, 2026. The agreements for Mr. Wilson and Ms. North provide salary continuations benefits of up to $48,000 per year for 10 years after continuous employment through March 31, 2026. If Messrs. Belstock or Wilson, or Ms. North terminates employment with the Company for a reason other than death or disability prior to the retirement March 31, 2026, they will be entitled to salary continuation benefits at a reduced amount depending on their length of service with the Company.

On April 1, 2016, the Salary Continuation Agreement of Mr. Andrew J. Ryback, President and Chief Executive Officer of the Registrant and Plumas Bank was amended to increase the maximum annual benefit from $62,000 to $80,000.

Item 9.01 Exhibits

Number	Description
10.1	Amendment to Salary Continuation Agreement of Andrew J. Ryback dated April 1, 2016
10.2	Salary Continuation Agreement of Richard L. Belstock dated April 1, 2016
10.3	Salary Continuation Agreement of Kerry D. Wilson dated April 1, 2016
10.4	Salary Continuation Agreement of BJ North dated April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

Date: April 4, 2016	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Amendment to Salary Continuation Agreement of Andrew J. Ryback dated April 1, 2016
10.2	Salary Continuation Agreement of Richard L. Belstock dated April 1, 2016
10.3	Salary Continuation Agreement of Kerry D. Wilson dated April 1, 2016
10.4	Salary Continuation Agreement of BJ North dated April 1, 2016